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                                                                     EXHIBIT 5.1




June 20, 2005

Amistar Corporation
237 Via Vera Cruz
San Marcos, CA  92078-2698

RE:  AMISTAR CORPORATION - REGISTRATION STATEMENT ON FORM S-8

Dear Sir or Madam:

We have acted as counsel to Amistar Corporation, a California corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 20, 2005.

The Registration Statement covers the registration of 388,000 shares of Common Stock, $.01 par value per share (the "Common Stock") of the Company (the "Shares"), which are to be issued by the Company pursuant to the terms of that certain 2005 Stock Option Plan (the "Plan") and certain 2004 Individual Compensation Arrangements (the "Compensation Arrangements").

In connection with this opinion, we have examined the following documents:

     (a)  the Plan;

     (b)  the Compensation Arrangements;

     (c) copies of the Company's Restated Articles of Incorporation, and all amendments thereto; and

     (d) a certificate executed by an officer of the Company, certifying as to, and attaching copies of, the Company's Restated Articles of Incorporation, Bylaws, the Plan, the Compensation Arrangements and certain resolutions of the Company's Board of Directors and the Company's stockholders approving the Plan and the Compensation Arrangements, reserving 388,000 shares of Common Stock for issuance under the Plan and the Compensation Arrangements and authorizing the filing of the Registration Statement.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon the certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

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Amistar Corporation
June 20, 2005
Page 2


We further assume, without investigation, that (a) all options with respect to the Shares have been or will be granted in accordance with the terms of the Plan or the Compensation Arrangements, as applicable, that all Shares issued upon exercise of options granted or to be granted pursuant to the Plan or the Compensation Arrangements will be issued in accordance with the terms of the Plan or the Compensation Arrangements, as applicable, and that the purchase price of all Shares will be greater than or equal to the par value per share of the Shares; (b) prior to the dates of issuance of the Shares, no change occurs in the applicable law or the pertinent facts; (c) the Plan and the Compensation Arrangements contain the material terms and conditions upon which the options may be issued; and (d) the terms and conditions of the options (including the exercise price, vesting date, and limitations on transferability) are set forth in an agreement between the Company and the holder of such option.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the California General Corporation Law as applied by courts located in the State of California.

Based upon and subject to the foregoing, we are of the opinion that the Shares issued and delivered upon exercise of options duly granted pursuant to the Plan and the Compensation Arrangements, and against the payment of the purchase price therefore, will be validly issued, fully paid, and nonassessable.

We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Bigham McCutchen LLP


BINGHAM McCUTCHEN LLP